CAROLINA NATIONAL CORPORATION


                Certifications Pursuant to 18 U.S.C. Section 1350
                                                                      Exhibit 32


         The undersigned, who are the chief executive officer and the chief financial officer of Carolina National Corporation, each hereby certifies that, to the best of his knowledge, the accompanying Form 10-QSB of the issuer fully complies with the requirements of Section 13(a)or 15(d) of the Securities
Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.




Date: November 12, 2003                              /s/Roger B. Whaley
      --------------------                           ---------------------------
                                                     Roger B. Whaley
                                                     Chief Executive Officer



                                                     /s/John W. Hobbs
                                                     ---------------------------
                                                     John W. Hobbs
                                                     Chief Financial Officer